Exhibit 99.1

ASIAINFO ANNOUNCES STRATEGIC SALE OF NON-CORE BUSINESS

BEIJING/SANTA CLARA, Calif. – December 12, 2006 – AsiaInfo Holdings, Inc. (NASDAQ: ASIA), a leading provider of telecom software solutions and IT security products and services, today announced it will sell its financial services IT solutions business to Fidelity National Information Services, Inc. a major US-based provider of IT services and information products to financial institutions.

The divestment is part of AsiaInfo’s on-going strategy to focus on its core telecommunications software solutions and IT security products and services business.

“The sale of the financial services business will allow us to concentrate on delivering our leading telecom software solutions and IT security products and services to a growing client base,” said Steve Zhang, AsiaInfo’s President and CEO. “We are confident that the benefits of this strategic focus on core business lines will be reflected in our performance in the coming quarters.”

According to the terms of the agreement, Fidelity has agreed to purchase the financial services IT solutions business in exchange for a maximum cash payment in the amount of approximately RMB25 million (approximately USD3.25 million) and to assume certain liabilities. The purchase price will be paid based on an installment plan with an initial RMB12 million (approximately USD1.5 million) to be paid upon closing. The remaining payments will be subject to adjustment based upon an earn-out calculation and certain other contingencies.

Further details regarding this arrangement can be found in the Company’s 8-K filing with the SEC made earlier today, available at www.sec.gov.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality telecom software solutions and security products and services to some of China’s largest enterprises as well as many small and medium sized companies in China. An established leader in the Chinese telecommunications industry, AsiaInfo became a prominent supplier of security products and services in China with the acquisition of Lenovo’s non-telecom related IT services business in 2004.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved major operations to China in 1995 and played a significant role in the construction of the national backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued diversifying its product offerings and is now a major provider of telecom software solutions in China.

For more information about AsiaInfo, please visit www.asiainfo.com.

The information contained in this document is as of December 12, 2006. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in our periodic reports on Forms 10-Q and 8-K (if any) filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For Investors:

Eileen Chu

AsiaInfo Technologies (China), Inc.

ir@asiainfo.com

+8610 8216-6017

For Media:

Rory Macpherson

Ogilvy Public Relations Worldwide

rory.macpherson@ogilvy.com

+8610 8520-6553